Exhibit 23.2




                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1998, which appears on page 39 of the 1997 Annual Report to Stockholders of Pittway Corporation, which is incorporated by reference in Pittway Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 19 of such Annual Report on Form 10-K.






/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
February 1, 1999




























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